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								Exhibit 99




Contacts:   Analyst contact:  Dennis E. McDaniel
	    Vice President, Investor Relations
	    513-603-2197
	    dennis.mcdaniel@ocas.com

	    Media contact:  Cindy L. Denney
	    Assistant Vice President, Corporate Communications
	    (Ofc.) 513-603-2074    Cell: 513-703-7372
	    cindy.denney@ocas.com


For Immediate Release


			 OHIO CASUALTY CORPORATION
		       ANNOUNCES QUARTERLY DIVIDEND


FAIRFIELD, Ohio, May 19, 2005 - The Directors of Ohio Casualty Corporation (NASDAQ:OCAS) have declared a regular quarterly dividend of $.06 per share, payable June 10, 2005, to shareholders of record on June 1, 2005.

"I am pleased to announce the resumption of a dividend for Ohio Casualty Corporation," commented President and Chief Executive Officer Dan R. Carmichael, CPCU. "This action reflects our positive outlook due to our strong capital position and solid operating performance over the last two years."

Corporate Profile
Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty subsidiary companies that make up Ohio Casualty Group. The Ohio Casualty Insurance Company was founded in 1919 and is licensed in 49 states. Ohio Casualty Group is ranked 48th among U.S. property/casualty insurance groups based on net premiums written (Best's Review, July 2004). The Group's member companies write auto, home and business insurance. Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS and had assets of approximately $5.8 billion as of March 31, 2005.


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